SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C.  20549


                                        FORM 8-K

                                     CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                             SECURITIES EXCHANGE ACT OF 1934


                                     March 16, 1995
                     Date of Report (Date of earliest event reported)


                           AMERICAN REAL ESTATE PARTNERS, L.P.
                (Exact Name of Registrant as Specified in its Charter)


                                      Delaware
                                (State of Organization)

                                       1-9516
                                (Commission File Number)

                                      13-3398766
                           (IRS Employer Identification Number)



                                   90 SOUTH BEDFORD ROAD
                                   MT. KISCO, NY 10549
          (Address of Registrant's Principal Executive Office) (Zip Code)


                                    (914) 242-7700
                 (Registrant's telephone number, including area code)



                                     NOT APPLICABLE
             (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

         On March 16, 1995, American Real Estate Partners, L.P. (the "Company") released its earnings for the fourth quarter and fiscal year ended December 31, 1994. It also announced that no distribution would be made for the fiscal quarter ending
March 31, 1995. Reference is made to the press releases each dated March 16, 1995, annexed hereto as Exhibits 20 and 21, for further information regarding these two announcements.


Item 7. Exhibits.

    Exhibit No.                      Description of Document
    -----------    -----------------------------------------------------------

         20        Press Release, dated March 16, 1995, regarding earnings.

         21        Press Release, dated March 16, 1995, regarding distributions.

                                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         AMERICAN REAL ESTATE PARTNERS, L.P.

                                         By:  American Property Investors, Inc.
                                              General Partner



                                         By:   /s/John P. Saldarelli
                                             ----------------------------------
                                                  John P. Saldarelli
                                                  Secretary and Treasurer

Date:  March 16, 1995

                                                EXHIBIT INDEX



  Exhibit Number                Description                    Page No.
  --------------     ------------------------------------      --------

       20            Press Release, dated March 16, 1995,         5
                     regarding earnings.

       21            Press Release, dated March 16, 1995,         7
                     regarding distributions.

EXHIBIT 20
- ----------
             [LETTERHEAD OF AMERICAN REAL ESTATE PARTNERS, L.P.]

Contact:  John P. Saldarelli
          Secretary and Treasurer
          914-242-7700

                      FOR IMMEDIATE RELEASE

               AMERICAN REAL ESTATE PARTNERS, L.P.
          REPORTS FOURTH QUARTER AND FULL YEAR RESULTS

Mount Kisco, New York, March 16, 1995 -- American Real Estate
Partners, L.P. (NYSE:ACP) today reported the following fourth quarter and full year financial results:

     Fourth quarter ended December 31,            1994         1993
     --------------------------------             ----         ----
          (unaudited)
     Revenues                               $15,701,545    $15,076,434
                                             ==========     ==========
     Earnings before property
       transactions                         $ 4,905,528    $ 4,318,755

     Gain on sales and
       disposition of real estate               336,101         20,725

     Provision for loss on
       real estate                             (195,000)       (84,000)
                                             ----------     ----------
               Net earnings                 $ 5,046,629    $ 4,255,480
                                              =========      =========

     Net earnings per L.P. unit:

          Earnings before property
            transactions                           $.35            $.30

          Net gains from property
            transactions                           $.01              -
                                                   ----            ----

               Net earnings                        $.36            $.30
                                                   ====            ====

     Weighed Average Units
       Outstanding                           13,812,800      13,829,076
                                             ==========      ==========

     Year ended December 31,
     -----------------------

     Revenues                               $61,550,726     $60,156,799
                                             ==========      ==========
     Earnings before property
       transactions                         $19,576,699     $18,378,771

     Gain on sales and
       disposition of real estate             4,173,865       4,759,983

     Provision for loss on
       real estate                             (582,000)       (462,000)
                                             ----------      ----------
        Net earnings                        $23,168,564     $22,676,754
                                             ==========      ==========
     Net earnings per L.P. unit:

        Earnings before property
           transactions                           $1.39           $1.30

        Net gains from property
           transactions                             .25             .30
                                                   ----            ----

             Net earnings                         $1.64           $1.60
                                                   ====            ====

     Weighted Average Units
        Outstanding                          13,812,800      13,889,667
                                             ==========      ==========

                             ***Text Follows***

                AMERICAN REAL ESTATE PARTNERS, L.P
                          March 16, 1995

                       Earnings Release Text


The Company announced for the fourth quarter of 1994 that revenues and expenses increased by 4.1% and .4%, respectively, resulting in an increase in earnings before property transactions of 13.6% as compared to the fourth quarter of 1993. The increases in revenues and earnings before property transactions were primarily due to increases in revenues and operating income from the hotels and the new operating properties acquired in 1993 as well as a decrease in interest expense due to certain loan refinancings and the repayment of maturing balloon debt obligations including the senior unsecured debt.

Net earnings for the fourth quarter of 1994 increased by approximately $791,000, or 18.6%, due primarily to an increase in earnings before property transactions of approximately $587,000 and an increase in gain on sales of real estate of approximately $315,000 offset by an increase in the provision for loss on real estate of $111,000 as compared to the fourth quarter of 1993.

For the year ended December 31, 1994, revenues and expenses increased by 2.3% and .5% respectively, resulting in an increase in earnings before property transactions of 6.5%. The increases in revenues and earnings before property transactions were primarily due to increases in revenues and operating income from the hotels and the new operating properties acquired in 1993 as well as a decrease in interest expense due to certain loan refinancings and the repayment of maturing balloon debt obligations including the senior unsecured debt.

Net earnings for the year ended December 31, 1994 increased by approximately $492,000, or 2.2%, due to an increase of approximately $1,198,000 in earnings before property transactions offset by a decrease in gain on sales of real estate of approximately $586,000 and an increase in provision for loss on real estate of $120,000 as compared to the year ended December 31, 1993.

American Real Estate Partners, L.P. is a master limited partnership engaged in acquiring and managing real estate, with the primary focus on office, retail, industrial, hotel and residential properties.

EXHIBIT 21
- ----------

             [LETTERHEAD OF AMERICAN REAL ESTATE PARTNERS, L.P.]

Contact:  John P. Saldarelli
          Secretary and Treasurer
          914-242-7700


                      FOR IMMEDIATE RELEASE

AMERICAN REAL ESTATE PARTNERS, L.P. ANNOUNCES 1994 FOURTH QUARTER
AND YEAR-END EARNINGS AND THAT NO DISTRIBUTION WILL BE MADE IN THE FIRST QUARTER OF 1995.

MT. KISCO, NEW YORK -- March 16, 1995 -- American Real Estate Partners, L.P. (NYSE:ACP) ("AREP") today announced that a quarterly distribution for the fiscal quarter ending March 31, 1995 would not be made. In making its announcement, AREP noted that consistent with previously announced estimates, net operating cash flow in 1994 was only break-even, after payment of approximately $26 million of periodic principal payments and maturing debt obligations, capital expenditures of approximately $2.4 million and the creation of additional cash reserves of approximately $3 million.

Looking at AREP's cash needs for the near term, AREP noted that cash reserves have been set aside for its scheduled $11.3 million principal payment due in May 1995 to its senior unsecured lender and for repayment of approximately $3.6 million of balloon mortgages coming due by May, 1995.

AREP also announced that its 1994 fourth quarter and year-end net earnings were $5,046,629 and $23,168,564, respectively. The comparable numbers for the 1993 fourth quarter and year-end were $4,255,480 and $22,676,754, respectively. The 1994 net earnings include net gains from property transactions of $3,591,865, as compared to $4,297,983 for 1993. Based on the foregoing, 1994 year-end net earnings per limited partner Depositary Unit (without giving effect to AREP's ongoing Rights Offering) was $1.64, including approximately $.25 per Unit representing net gains from property transactions, compared with $1.60 for 1993, including approximately $.30 per Unit representing net gains from property transactions.

A more detailed discussion of 1994 fourth quarter and year-end earnings follows.

American Real Estate Partners, L.P. is a master limited partnership engaged in acquiring and managing real estate, with the primary focus on office, retail, industrial, hotel and residential properties.